UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2020

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	KWBT	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01 Entry Into Material Definitive Agreement	2

SIGNATURES	3

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Kiwa Bio-Tech Products Group Corporation (the “Company”), together with its wholly owned subsidiary, Kiwa Bio-Tech (Yangling) Co. Ltd (“Yangling”) and its strategic partner Shaanxi Xibaokun Agricultural Technology Co., Ltd., (Xibaokun) have established a joint venture to address ring-fenced soil remediation projects.

Presently, the Chinese government has vigorously promoted the treatment and restoration of polluted land and water resources and plans to invest significant funding to implement remediation projects. Through many experiments related to remediation and restoration of polluted agricultural land, the government has recognized the Company’s core microbial technology as one of the principal technologies for remediation of soil and water resources.

At this time, Yangling and Xibaokun has established Yangling Kangxi Agricultural Technology Development Co., Ltd. (Kangxi), with environmental protection as its main business strategy. Xibaokun holds 60% of the equity and Kiwa Bio-Tech (Yangling) Co. Ltd (“Yangling”) holds 40% of the equity of Kangxi.

Along with company’s core technology, Kangxi will engage in technical cooperation with Northwest Agricultural and Forestry University of science and technology, Northwest University, Fudan University and Qingdao VLand Bio-Tech Inc. and Xibaokun, which will take advantage of its government resource relationship to implement soil and water resources remediation and treatment projects with government agencies in Shaanxi province and Zhejiang.

This joint venture will extend the Company’s business plan from the original agricultural fertilizer market to enter the soil restoration business field.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2020

Kiwa Bio-Tech Products Group Corporation

/s/ Wade Li
By:	Wade Li
Title:	Chief Executive Officer

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